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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

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                       NAME OF SUBSIDIARY(s)
              (STATE OF INCORPORATION OR ORGANIZATION)                NAMES UNDER WHICH BUSINESS IS DONE
Champion Home Builders Co. [Michigan]                                 Atlantic Homes
                                                                      Titan Homes
                                                                      Gateway Homes
                                                                      Summit Crest Homes
                                                                      Redman Home Builders
                                                                      Genesis Homes
Chandeleur Homes, Inc. [Michigan]                                                -
Dutch Housing, Inc. [Michigan]                                        Fortune Homes
                                                                      Commander Homes
                                                                      Champion Homes
Fleming County Industries, Inc. [Kentucky]                            Champion Homes of Kentucky
Homes of Legend, Inc. [Michigan]                                                 -
Homes of Merit, Inc. [Florida]                                        Genesis Homes
Moduline International, Inc. [Washington]                                        -
  Lamplighter Homes, Inc. [Washington]                                Westwind Homes
  Lamplighter Homes (Oregon), Inc. [Oregon]                                      -
  Moduline Industries (Canada) Ltd.
    [British Columbia,Canada]                                         New Horizon Homes
Redman Industries, Inc. [Delaware]                                               -
  Redman Homes, Inc. [Delaware]                                       Champion Homes
                                                                      Moduline Industries
                                                                      Genesis Homes
  Western Homes Corporation [Delaware]                                Silvercrest Homes
                                                                      Genesis Homes
Champion Retail, Inc. [Michigan]                                                 -
  14 wholly-owned subsidiaries of this entity operate
  in the retail business of manufactured housing or
  related finance and insurance activities in the
  United States (none in foreign countries)
HomePride Finance Corp. [Michigan]                                               -
  4 wholly-owned subsidiaries of this entity operate
  in the retail finance business in the United States
  (none in foreign countries)
Champion Development Corp. [Michigan]                                            -
  19 wholly-owned or majority-owned subsidiaries
  of this entity operate in the manufactured housing
  development business in the United States (none
  in foreign countries)



Companies not included above, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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